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                    GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.


                         EXECUTIVE OFFICER BONUS PLAN

                  (AMENDED AND RESTATED AS OF MARCH 11, 1997)


This Plan amends and restates in its entirety the plan previously known as the Western Publishing Group, Inc. Executive Officer Bonus Plan.

Section 1.  PURPOSE

The Executive Officer Bonus Plan is intended to increase the profitability of Golden Books Family Entertainment, Inc. and its subsidiaries by providing the opportunity for key executives to earn incentive payments based upon individual achievement and Corporation performance. It is the purpose of the Plan to motivate key executives to the attainment of demanding goals by providing recognition and rewards in the form of incentive awards. The Plan has the further purpose of fulfilling the Corporation's objective of offering a fully competitive total compensation package to its key employees, thus enabling the Corporation to attract and retain executives of the highest caliber and ability.

Section 2.  DEFINITIONS

The following terms used in the Plan are defined as follows:

Award Year--the fiscal year of the Corporation during which Performance Objectives must be achieved by the Participant.

Board of Directors--the Corporation's Board of Directors.

CEO--the Chief Executive Officer of the Corporation.

Code--the Internal Revenue Code of 1986, as amended.

Committee--the Compensation Committee, or a special subcommittee thereof, of the Board of Directors. The Committee shall be composed solely of two or more "outside directors" as defined in the regulations under Section 162(m) of the Code.

Corporation--Golden Books Family Entertainment, Inc. and its subsidiaries.

Covered Employee--a key executive as contemplated by the regulations under
Section 162(m) of the Code.

Disability--means eligibility for disability benefits under the terms of the Corporation's Long-Term Disability Plan in effect at the time the Participant becomes disabled.

Management--the CEO and such other member of the Corporation management as the CEO may from time to time designate to take action with respect to the Plan.

Option--an option, granted under and subject to the Stock Option Plan, to purchase shares of common stock, par value $.01 per share, of the Corporation.

Participant--a key executive of the Corporation whose decisions and actions significantly affect the Corporation's growth and profitability and who receives an award opportunity under the Plan as determined by the Committee.

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Performance Objectives--significant financial or individual objectives to be achieved by the Participant during the Award Year and upon which the percentage or payment of the Target Award shall be based.

Plan--the Corporation's Executive Officer Bonus Plan.

Retirement--means termination of employment with the Corporation on or after age 65.

Stock Option Plan--the Corporation's 1995 Stock Option Plan, as amended from time to time.

Target Award--the payment that shall be made to the Participant if the Participant's Performance Objectives are achieved during the applicable Award Year, provided, however, that, to the extent and in the manner permitted by the Committee in its sole discretion, the Participant may elect to receive all or a portion of such payment in the form of an Option.

Section 3.  EFFECTIVE DATE

Subject to compliance with all applicable legal requirements, the Plan, as amended and restated, shall be effective as of January 1, 1997, subject to the approval by shareholders of the Corporation at the 1997 Annual Meeting. The 1997 calendar year shall be the first Award Year of the Plan. No future awards shall be granted subsequent to the 2002 Award Year unless the Plan is extended by the Board of Directors and such extension is approved by the shareholders.

Section 4.  ADMINISTRATION

The Committee shall be responsible for the implementation and administration of the Plan. No Committee member shall be eligible for a Target Award under the Plan while serving as a Committee member. The Committee's functions shall include, but not be limited to: (i) interpretation of the Plan (which interpretation shall be final and binding, unless otherwise determined by the Board of Directors) and establishment of the rules and regulations governing Plan administration; (ii) selection of Participants; (iii) determination of Target Awards; (iv) approval of Performance Objectives; (v) determination of the degree of the attainment of the Performance Objectives; and (vi) determination of the size of individual awards and payments to Participants. In reaching its decisions, the Committee shall consider recommendations made by Management. The Committee may, in discharging its responsibilities under the Plan, delegate such duties to officers or other employees of the Corporation as it deems appropriate, with the exception of decisions which affect the Covered Employees. In addition, the Committee is authorized to use the services of the Corporation's accounting department and/or independent auditors to determine the level of achievement of Performance Objectives, subject to the certification of the Committee with respect to the achievement of the Performance Objectives for the Covered Employees.

Section 5.  ELIGIBILITY

The Committee shall select Participants based on recommendations of Management. Selection as a Participant shall be limited to those key employees of the Corporation who, by virtue of their positions, have a demonstrable impact on either the profitability of a major business unit of the Corporation, or upon the overall profitability of the Corporation. No Committee member shall be eligible to be a Participant while serving as a Committee member, but a director of the Corporation who is also a full-time employee, but not a member of the Committee, shall be eligible to be a Participant. No Participant or employee of the Corporation shall have any right to be awarded any Target Award of actual payment under the Plan.

Section 6.  TARGET AWARD

The amount of the Target Award for each Participant shall be determined by the Committee at or near the start of the applicable Award Year based upon Management's recommendation. For Covered Employees, the Target Award, the related award schedule and the Performance Objective(s) shall be established within 90 days of the beginning of the Award Year. Notwithstanding the foregoing, to the extent and in the manner permitted by the Committee in its sole discretion, the Target Award may be exchanged for an Option. For the 1997 Award Year only, options issued pursuant to the Plan shall have a value (determined pursuant to the Black-Scholes method)

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equal to twice the amount of the Target Award elected to be exchanged by the
Participant, which option shall be subject to such vesting requirements as the Committee may require pursuant to the terms of the Stock Option Plan.

Section 7.  PERFORMANCE OBJECTIVES
Performance Objectives for each Participant shall be established as provided in this section at demanding levels so that their achievement reflects commendable performance by the Participant. The Performance Objectives may consist of Financial Objectives, Individual Objectives or a combination of Financial and Individual Objectives. With respect to Covered Employees, the Performance Objectives shall consist of Financial Objectives only.
Financial and Individual Objectives are defined as follows:

     (i) Financial Objectives--Financial Objectives shall be expressed in terms of one or more of the following performance measures established by the Committee for each year: earnings per share, net income, net operating income, pre-tax profit, revenue growth, return on sales, return on profit, return on equity, return on assets, return on investment, total return to shareholders, and cash flow, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. At the same time, a "range" of achievement for financial objectives ranging from "zero" to "target" (100% of Target Award relating to Financial Objectives) to "maximum" (200% of Target Award relating to Financial Objectives) shall be established. The Committee shall have the authority to alter or adjust Financial Objectives during the course of an Award Year, or to alter or adjust the financial results otherwise reported or achieved by the Corporation during such Award Year, if it is deemed appropriate to do so, except with respect to the Covered Employees who are subject to the terms of the last sentence of Section 9(ii).

     (ii) Individual Objectives--Individual Objectives, if appropriate for a Participant, shall be expressed in terms of significant qualitative or quantitative individual goals to be achieved during the Award Year. Individual Objectives usually shall be established jointly by the Participant and the Participant's immediate superior, subject to approval by the CEO, or his delegate. Individual Objectives for all Participants shall be reviewed by the Committee for consistency with overall Corporate goals and individual equity. A Participant's Individual Objectives may be altered or amended during an Award Year, if necessary, to properly reflect changed business conditions and priorities, subject to approval by the CEO or his delegate.


Section 8.  NOTICE OF AWARD

Except as may otherwise be determined by the Committee, a Participant shall be notified in writing as soon as practicable after the start of the Award Year of the amount of the Participant's Target Award and the applicable Performance Objectives.

Section 9.  AWARD DETERMINATION

As soon as practicable following the completion of each Award Year, the level of achievement of Performance Objectives for each Participant and the amount of the Award payment shall be determined by Management and, with respect to Covered Employees, approved by the Committee. The Award payments for all Participants, including the Covered Employees, are subject to review and approval by the Committee. The level of achievement of the Performance Objectives shall be determined in the following manner:

     (i) Financial Objectives--For performance at or below the "zero" level of achievement, there shall be no payment. Performance between the "zero" level of achievement and the "target" level shall result in a payment in accordance with the established range of achievement payment schedule. Performance between the "target" and the "maximum" level of achievement shall result in a payment in accordance with the established range of achievement payment schedule.

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     (ii) Adjustments in Financial Calculations--Except as provided below with respect to Covered Employees, the Committee in its sole discretion has the authority to effect adjustments from time to time in connection with determining the degree of achievement of the Financial Objectives for the Corporation or a business unit of the Corporation for the applicable year in question, and to make any other determinations, as it deems equitable, fair or advisable for the purpose of ascertaining the amount of any payments under this Plan. With respect to Covered Employees, the Committee shall have no discretion to increase, but may decrease, the amount of an award payable based upon the range of achievement of the Financial Objectives established under Sections 6 and 7 hereof.

    (iii) Individual Objectives--The attainment of Individual Objectives shall be determined by the Participant's superior, subject to review by Management and by the Committee for consistent and equitable evaluations and judgments.

     (iv) Actual Awards--The sum of the award based on achievement of Financial Objectives and, if applicable, Individual Objectives.

     (v) Maximum Awards--Where one or more objectives (but not necessarily all) have been clearly and demonstrably exceeded, a Participant (other than a Covered Employee) may be paid an amount in excess of the portion of the award related to such objectives. The maximum award payable to any Covered Employee for any Plan year is $2,000,000.


Section 10.  PAYMENT OF AWARDS

Award payments shall be made, less required tax and applicable benefits withholdings, as soon as practicable after the determination and the final approval of such payments as provided in Section 9; provided, however, that no payments shall be made to the extent that Awards have been exchanged for an Option as provided in Section 6.

Section 11.  TERMINATION OF EMPLOYMENT

Upon the termination during an Award Year of a Participant's employment by the Corporation by reason of death, Disability or Retirement, the Participant (or the Participant's designated beneficiary or estate in the absence of a surviving designated beneficiary) shall receive a pro rata Award payment based on the portion of the Award Year the Participant was employed by the Corporation in an eligible position while the Target Award was outstanding and the degree to which during such Award Year the Performance Objectives were achieved. A Participant whose employment with the Corporation terminates during an Award Year for any other reason shall not be eligible for any payment of an Award for such Award Year. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Corporation.

Section 12.  AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Board of Directors may at any time based upon a recommendation by the Committee, amend, suspend, or terminate the Plan, except that, without approval of the shareholders, the Board of Directors may not change (i) the performance measures in Section 7(i) with respect to Covered Employees, (ii) the individuals or class of individuals eligible to participate in the Plan or
(iii) the maximum amount payable to a Covered Employee under the Plan.

Section 13.  NON-ASSIGNMENT OF RIGHTS

A Participant's Target Award may not be assigned or transferred, and is not subject to attachment, garnishment, execution or other creditor's processes. In the event of a Participant's death, the payment of the Award as provided in the Plan, if any, shall be made to the Participant's designated beneficiary, or estate in the absence of a surviving beneficiary.


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Section 14.  COSTS OF PLAN

The expenses incurred in administering the Plan, including any Committee fees, charges by the Corporation's independent auditors or other costs, shall be borne by the Corporation.

Section 15.  CHANGE OF CONTROL

In the event of a Change of Control of the Corporation, then immediately after such event becomes effective (the "Effective Date"), the Corporation shall pay to each Participant the pro rata amount of said participant's Target Award for said Award Year, determined solely by the ratio which the number of calendar quarters during which the award had been outstanding (including the calendar quarter in which the Change of Control occurred) bears to four (4).

For purposes of this Plan, the term "Change of Control" shall mean any of the following events:

     (i) The acquisition (other than from the Corporation) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, the Corporation, its subsidiaries or any employee benefit plan of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

     (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Corporation or of the sale of all or substantially all of the assets of the Corporation.

Section 17.  GOVERNING LAW

The validity, construction, interpretation, administration and effect of the Plan, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.


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